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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K
                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 12, 2002

                                ----------------

                       HISPANIC BROADCASTING CORPORATION
             (Exact name of Registrant as specified in its charter)


          DELAWARE                    0-24516                  99-0113417
       (State or other       (Commission File Number)       (I.R.S. Employer
       jurisdiction of                                   Identification Number)
       incorporation)

    3102 OAK LAWN AVENUE                                          75219
          SUITE 215                                            (Zip code)
        DALLAS, TEXAS
    (Address of principal
     executive offices)


       Registrant's telephone number, including area code: (214) 525-7700


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

        On June 12, 2002, Hispanic Broadcasting Corporation ("HBC") and Univision Communications Inc. ("Univision") announced that they had entered into a definitive merger agreement pursuant to which Univision will acquire HBC (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Class A common stockholders and Class B common stockholders of HBC will receive .85 of a share of Univision Class A common stock for each share of HBC Class A common stock and HBC Class B common stock. If at any time prior to the effective time of the merger, the Federal Communications Commission determines that the holders of HBC Class B common stock would have an attributable interest in Univision following the merger, the holders of HBC Class B common stock will receive for each share of HBC Class B common stock ..85 of a share of Univision Class B non-voting common stock instead of .85 of a share of Univision Class A common stock.

        The proposed merger is subject to approval by the stockholders of both companies. In connection with the Merger Agreement, McHenry T. Tichenor, Jr., Chairman, Chief Executive Officer and President of HBC, and three other members of the Tichenor family have entered into an agreement to cause certain shares of HBC Class A common stock held by members of the Tichenor family and subject to a voting agreement to vote in favor of the proposed merger transaction. As of April 22, 2002, the members of the Tichenor family subject to the voting agreement collectively held 12,829,601 shares of HBC's Class A common stock (approximately 16.0% of the outstanding HBC Class A common stock). In addition, Clear Channel Communications, Inc. ("CC") has entered into an agreement to vote shares of HBC Class B common stock held by them in favor of the proposed merger transaction. CC holds 28,312,940 shares of HBC's Class B common stock (100% of the outstanding HBC Class B common stock).

        A. Jerrold Perenchio, Chairman of the Board and Chief Executive Officer of Univision, has entered into an agreement to vote his shares of Univision Class A common stock and Univision Class P common stock in favor of the proposed merger transaction. Mr. Perenchio's shares represent approximately 71.9% of the voting power of all of the outstanding shares of common stock of Univision.

        The proposed merger is intended to qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code. In addition to stockholder approval, the closing of the proposed merger is subject to clearance or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval of the Federal Communications Commission, and the satisfaction of other customary closing conditions.

        The foregoing summary is qualified in its entirety by reference to the Merger Agreement, the press release announcing the proposed merger and the support agreements, which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS.

        2.1 Agreement and Plan of Reorganization, dated June 11, 2002, by and among Univision Communications Inc., Univision Acquisition Corporation and Hispanic Broadcasting Corporation.(1)

        2.2 Univision Stockholder Support Agreement, dated June 11, 2002, by and among Univision Communications Inc., Hispanic Broadcasting Corporation, and A. Jerrold Perenchio.(1)


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        2.3   HBC Stockholder Support Agreement, dated June 11, 2002, by and among Univision Communications Inc., Univision Acquisition Corporation, and the stockholders listed on Exhibit A thereto.(1)

       99.1   Press release dated June 12, 2002.(1)

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       (1)    Incorporated by reference to Univision Communications Inc. Current
              Report on Form 8-K, dated June 12, 2002, File No. 001-12223.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           HISPANIC BROADCASTING CORPORATION



                           By:    /s/ Jeffery T. Hinson
                              ------------------------------------
                           Name:  Jeffery T. Hinson
                           Title: Senior Vice President/Chief Financial Officer


Date: June 13, 2002


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                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                    EXHIBIT TITLE
       -------                   -------------
        2.1      Agreement and Plan of Reorganization, dated June 11, 2002, by and among Univision Communications Inc., Univision
                 Acquisition Corporation and Hispanic Broadcasting
                 Corporation.(1)

        2.2 Univision Stockholder Support Agreement, dated June 11, 2002, by and among Univision Communications Inc., Hispanic
                 Broadcasting Corporation, and A. Jerrold Perenchio.(1)

        2.3 HBC Stockholder Support Agreement, dated June 11, 2002, by and among Univision Communications Inc., Univision Acquisition
                 Corporation, and the stockholders listed on Exhibit A thereto.(1)

       99.1      Press release dated June 12, 2002.(1)

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       (1)    Incorporated by reference to Univision Communications Inc. Current
              Report on Form 8-K, dated June 12, 2002, File No. 001-12223.


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